UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-k

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/02/2007

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7092

TX	75-0868913
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 218370, Houston, TX 77218-8370
(Address of principal executive offices, including zip code)

281-492-0550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On March 30, 2007, Reliability Incorporated, a Texas corporation (the "Company"), executed an Agreement of Merger and Plan of Reorganization (the "Merger Agreement") by and among the Company, Reliability - Medallion, Inc., a Florida corporation and wholly owned subsidiary of the Company ("Subsidiary"), Medallion Electric Acquisition Corporation, a Florida corporation ("MEAC"), and the shareholders of MEAC, providing for the merger of Subsidiary with and into MEAC (the "Merger"). The consummation of the Merger and the closing of the transactions provided for in the Merger Agreement are subject to terms and conditions stated in the Merger Agreement. Upon consummation of the Merger, the Company will also acquire Medallion Electric, Inc., a Florida corporation.

Item 7.01.    Regulation FD Disclosure

The Company is disclosing the press release attached hereto as Exhibit 99.1

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED

Date: March 30, 2007	By:	/s/ James M. Harwell
James M. Harwell
Executive Vice President

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 2, 2007